Exhibit 99.1

PRESS RELEASE

viagogo Acquires StubHub from eBay for $4.05 Billion

viagogo to Provide Additional Flexibility and Resources

to StubHub to Further Drive Scale, Global Reach and Innovation

Combination of Two Companies to Form a Global Live Experiences Marketplace

SAN JOSE, Calif. & GENEVA, Switzerland, Nov. 25, 2019 – eBay Inc. (NASDAQ: EBAY) and viagogo today announced they have entered into a definitive agreement for eBay to sell StubHub to viagogo for a purchase price of $4.05 billion in cash.

“We believe this transaction is a great outcome and maximizes long-term value for eBay shareholders,” said Scott Schenkel, interim chief executive officer of eBay Inc. “Over the past several months, eBay’s leadership team and Board of Directors have been engaged in a thorough review of our current strategies and portfolio, and we concluded that this was the best path forward for both eBay and StubHub. We firmly believe in the StubHub business and we are excited about its future growth potential with viagogo as its owner.”

viagogo is a leading worldwide ticket marketplace for live sport, music and entertainment events, and StubHub is a trusted ticket marketplace in the United States. Both viagogo and StubHub provide fans with transparency, choice and competitive prices for tickets and do so in a trusted and secure environment with fan-protect guarantees. Combined, these complementary marketplaces will sell hundreds of thousands of tickets daily across more than 70 countries, giving fans seamless access to a wider selection of inventory around the world, while sellers, teams and artists will have the ability to more effectively reach a broader global audience.

Eric Baker, viagogo’s founder and CEO, also co-founded StubHub while in business school, but left before the business was sold to eBay for $310 million in 2007. “It has long been my wish to unite the two companies. I am so proud of how StubHub has grown over the years and excited about the possibilities for our shared futures,” Baker said. “Buyers will have a wider choice of tickets, and sellers will have a wider network of buyers. Bringing these two companies together creates a win-win for fans - more choice and better pricing.”

“Bringing StubHub and viagogo together will allow us to drive further expansion and innovation, and create a more competitive offering for live event fans globally,” said Sukhinder Singh Cassidy, president of StubHub. “This provides a great opportunity to expand our business, pursue new partnerships and execute our strategy. We expect a seamless transition for all our employees, partners and customers, and we are excited for what the future holds.”

The sale is expected to close by the end of the first quarter of 2020, subject to regulatory approval and customary closing conditions.

eBay regularly reviews its portfolio to ensure that its investments and assets support the company’s strategic direction while adhering to a disciplined approach to value creation.

Goldman Sachs & Co. LLC is acting as financial advisor to eBay. Wachtell, Lipton, Rosen & Katz and Quinn Emanuel are acting as legal advisors to eBay. J.P. Morgan is acting as sole financial advisor and sole underwriter of the committed debt and preferred equity financings for viagogo. Skadden, Arps, Slate, Meagher & Flom LLP and Kirkland & Ellis LLP are acting as legal advisors for viagogo.

About eBay: eBay Inc. (NASDAQ: EBAY) is a global commerce leader including the Marketplace, StubHub and Classifieds platforms. Collectively, we connect millions of buyers and sellers around the world, empowering people and creating opportunity for all. Founded in 1995 in San Jose, Calif., eBay is one of the world’s most vibrant marketplaces for discovering great value and unique selection. In 2018, eBay enabled $95 billion of gross merchandise volume. For more information about the company and its global portfolio of online brands, visit www.ebayinc.com.

About StubHub: At StubHub, our mission is to bring the joy of live to fans globally. As the world’s most trusted ticket marketplace spanning 44 countries, we enable fans to buy and sell tickets to tens of thousands of events, whenever and wherever fans want to be. Backed by award-winning customer care, StubHub’s FanProtect™ Guarantee means every ticket is guaranteed valid or you’ll receive a replacement ticket of equal or better value, or your money back. Our business partners include more than 130 properties globally across the NFL, MLB, NBA, NHL, MLS, WWE, NCAA, Matchroom Boxing, plus Paciolan, Tessitura and Roundabout Theatre Company. StubHub provides the total end-to-end event going experience throughout the world. For more information on StubHub, visit StubHub.com or follow @StubHub on Twitter, Facebook, Instagram or LinkedIn.

About viagogo: viagogo was built with the aim of providing ticket buyers with the widest possible choice of tickets to events across the world and to help ticket sellers reach a global audience. Since its inception in 2006, viagogo has grown to be an important option for fans in Europe, Asia, Australia and Latin America, and has partnered with many of the world’s leading brands in sports and entertainment. viagogo now serves customers in over 70 countries and processes millions of transactions annually.

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Forward-Looking Statements

Certain statements herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are often identified by words such as “anticipate,” “approximate,” “believe,” “commit,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “outlook,” “plan,” “project,” “potential,” “should,” “would,” “will” and other similar words or expressions. Such forward-looking statements reflect eBay’s current expectations or beliefs concerning future events and actual events may differ materially from historical results or current expectations. The reader is cautioned not to place undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside the control of eBay. The forward-looking statements in this document address a variety of subjects including, for example, the closing of the proposed transaction and the potential benefits of the proposed transaction. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the possibility that regulatory and other approvals and conditions to the proposed transaction are not received or satisfied on a timely basis or at all; the possibility that eBay may not fully realize the projected benefits of the proposed transaction; changes in the anticipated timing for closing the proposed transaction; business disruption during the pendency of or following the proposed transaction; diversion of management time on transaction-related issues; the reaction of customers and other persons to the proposed transaction; and other events that could adversely impact the completion of the proposed transaction, including industry or economic conditions outside of our control. In addition, actual results are subject to other risks and uncertainties that relate more broadly to eBay’s overall business, including those more fully described in eBay’s filings with the Securities and Exchange

Commission, including its annual report on Form 10-K for the fiscal year ended December 31, 2018 and subsequent quarterly reports on Form 10-Q. The forward-looking statements in this document speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.

For eBay:

Investor Relations Contact:

Joe Billante ir@ebay.com

Media Relations Contact:

Julianne Whitelaw press@ebay.com

Or

Whit Clay / Dan Zacchei

212-486-9500

wclay@sloanepr.com/ dzacchei@sloanepr.com

For StubHub:

Media Relations Contact: Kate Brinks kbrinks@stubhub.com

For viagogo:

Media Relations Contact:

US: Bob Greenlee press@viagogo.com

United Kingdom: George Tucker gtucker@mercuryllc.com

International: Oliver Wheeler press@viagogo.com